Exhibit 10.6f

SIXTH AMENDMENT OF

FMC TECHNOLOGIES, INC. EMPLOYEES’ RETIREMENT PROGRAM

PART I SALARIED AND NONUNION HOURLY EMPLOYEES’ RETIREMENT PLAN

WHEREAS, FMC Technologies, Inc. (the “Company”) maintains the FMC Technologies, Inc. Employees’ Retirement Program Part I Salaried and Nonunion Hourly Employees’ Retirement Plan (the “Plan”);

WHEREAS, amendment of the Plan is now considered desirable to cease crediting service and cease increasing final average yearly earnings to participants for the period for which such participants are receiving disability benefits under the Long-Term Disability Plan for Employees of FMC Technologies, Inc.; and

WHEREAS, this amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of the amendment;

NOW, THEREFORE, by virtue and in exercise of the powers reserved to the Company under Section 11.1 Plan Amendment or Termination of the Plan, the Plan is hereby amended in the following respects:

1. Effective January 12, 2006, the definition of Final Average Yearly Earnings contained in Article I of the Plan is hereby amended and restated in its entirety to read as follows:

Final Average Yearly Earnings means  1/5th of the sum of the Participant’s Earnings while an Eligible Employee (or with respect to an FMC Participant, while an Eligible Employee or while an eligible employee under the FMC Plan) for the 60 consecutive calendar months (not taking into account months in which the Participant had no Earnings) out of the past 120 calendar months in which such Earnings were the highest. If the commencement of a Participant’s retirement benefits hereunder is preceded by a period of long-term disability, the Company may adjust Final Average Yearly Earnings on a nondiscriminatory basis; provided, however, that no such adjustment shall be made to the Final Average Yearly Earnings of any Participant who initially commences receiving disability benefits on or after January 12, 2006 under the Long-Term Disability Plan for Employees of FMC Technologies, Inc. With respect to Participants who accepted offers of employment with Snap-On

Incorporated (“Snap-On”) as a result of the Company’s sale of assets of its Automotive Service Equipment Division to Snap-On, the Participants’ Earnings shall include eligible wages with Snap-On and its subsidiaries for purposes of calculating Final Average Yearly Earnings.

2. Effective January 12, 2006, the definition of Year of Credited Service contained in Article I of the Plan is hereby amended and restated in its entirety to read as follows:

Year of Credited Service means (a) for an FMC Participant, his or her years of credited service under the FMC Plan prior to such FMC Participant’s Effective Date, and (b) the total number of calendar months during the Employee’s Period of Service while the Employee is an Eligible Employee and after he has become a Participant divided by 12. A partial month in such Period of Service counts as a whole month, and fractional Years of Credited Service shall be taken into account in determining a Participant’s benefits. Year of Credited Service shall also include such other periods as the Company recognizes as a Year of Credited Service, pursuant to written and nondiscriminatory rules.

Notwithstanding the foregoing, Year of Credited Service shall not include (i) any leave of absence without pay unless the Employee returns to active employment as an Employee immediately after such leave and abides by all the terms of the leave, (ii) any maternity or paternity leave of absence unless the Employee returns to active employment as an Employee within 12 months after the first day of such leave, (iii) any period of service with respect to which such Eligible Employee accrues a benefit under the FMC Plan on or after May 1, 2001 or any pension, profit sharing or other retirement plan listed on Exhibit A, or (iv) with respect to any Employee who initially commences receiving disability benefits effective on or after January 12, 2006 under the Long-Term Disability Plan for Employees of FMC Technologies, Inc., any period for which the Employee receives such benefits.

3. Effective January 12, 2006, the definition of Year of Vesting Service contained in Article I of the Plan is hereby amended by adding the following sentence to the end thereof to read as follows:

Notwithstanding the foregoing, Year of Vesting Service shall not include with respect to any Employee who initially commences receiving disability benefits effective on or after January 12, 2006 under the Long-Term Disability Plan for Employees of FMC Technologies, Inc., any period for which the Employee receives such benefits.

IN WITNESS WHEREOF, the Company has caused this amendment to be executed by a duly authorized representative this 24TH day of OCTOBER, 2006.

FMC Technologies, Inc.

By:
Vice President
Human Resources